As filed with the Securities and Exchange Commission on August 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NovaBridge Biosciences

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

2440 Research Boulevard, Suite 400 Rockville, MD (Address of principal executive offices)	20850 (Zip Code)
NovaBridge Biosciences 2026 Omnibus Share Incentive Plan
(Full title of the plan)

Kyler Lei
Chief Financial Officer
2440 Research Boulevard, Suite 400
Rockville, MD 20850
(Name and address of agent for service)

(240) 745-6330
(Telephone number, including area code, of agent for service)

Copies to:

Will Cai

Brandon Fenn

Div Gupta

Mark Ballantyne

Cooley LLP

35th Floor, Two Exchange Square,

8 Connaught Place, Central, Hong Kong

+852 3758 1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (this “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be separately provided to the participants in the Registrant’s 2026 Omnibus Share Incentive Plan covered by this Registration Statement, as specified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

•
the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 7, 2026 (as amended on June 16, 2026, the “Annual Report”), which Annual Report contains the audited financial statements for the Registrant’s last fiscal year (File No. 001-39173);
•
the Registrant’s Current Reports on Form 6-K filed with the SEC on February 19, 2026, April 22, 2026, June 16, 2026, June 29, 2026, July 17, 2026, and July 24, 2026 (File No. 001-39173); and
•
the description of the Registrant’s securities, contained in the Registrant’s registration statement on Form 8-A (File No. 001-39173) filed with the Commission on January 3, 2020, including any amendment and report subsequently filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions thereof furnished by the Registrant, including but not limited to any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s seventh amended and restated memorandum and articles of association adopted by special resolution passed on October 24, 2025 provides that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Registrant (but not including the Registrant’s auditors) and the personal representatives of the same (each an "Indemnified Person") shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, wilful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-234363), the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by law against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1

Seventh Amended and Restated Memorandum and Articles of Association of NovaBridge Biosciences (incorporated herein by reference to Exhibit 3.1 to the current report on Form 6-K (File No. 333-234363), filed with the SEC on October 24, 2025).

4.2

Specimen Certificate for Ordinary Shares of NovaBridge Biosciences (formerly known as I-Mab) (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-234363), as amended, initially filed on October 29, 2019).

4.3

Deposit Agreement, dated as of January 22, 2020, among NovaBridge Biosciences (formerly known as I-Mab), the depositary and holder of the American Depositary Receipt (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-239871), as amended, initially filed with the SEC on July 15, 2020).

5.1*	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to NovaBridge Biosciences, regarding the legality of the Ordinary Shares being registered.

10.1*+	NovaBridge Biosciences 2026 Omnibus Share Incentive Plan and the Forms of Option Agreement and Restricted Share Unit Agreement thereunder.

23.1*	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm.

23.3*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

+ Indicates management contract or compensatory plan or arrangement.

Item 9. Undertakings.

1.
The undersigned registrant hereby undertakes:
(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, State of Maryland, on the 17th day of August, 2026.

NovaBridge Biosciences

/s/ Kyler Lei

Name: Kyler Lei

Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Srishti Gupta and Kyler Lei, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-facts and agents, or his or her substitutes or resubstitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Srishti Gupta	Chief Executive Officer and Director	August 17, 2026
Dr. Srishti Gupta	(Principal Executive Officer)

/s/ Kyler Lei	Chief Financial Officer	August 17, 2026
Kyler Lei	(Principal Financial and Accounting Officer)

/s/ Wei Fu	Chairman of the Board of Directors	August 17, 2026
Wei Fu

/s/ Dr. Robert Lenz	Independent Director	August 17, 2026
Dr. Robert Lenz

/s/ Xin Liu	Independent Director	August 17, 2026
Xin Liu

/s/ Chun Kwok Alan Au	Independent Director	August 17, 2026
Chun Kwok Alan Au

/s/ Conor Chia-hung Yang	Independent Director	August 17, 2026
Conor Chia-hung Yang

/s/ Ian Ying Woo	Director	August 17, 2026
Ian Ying Woo

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NovaBridge Biosciences, has signed this Registration Statement on Form S-8 in Rockville, Maryland on August 17, 2026.

I-Mab Biopharma US Ltd.

Authorized U.S. Representative

/s/ Kyler Lei

Name: Kyler Lei

Title: Treasurer and Secretary